Exhibit 4.2

SERVICENOW, INC.

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 11, 2020

$1,500,000,000 of 1.400% Notes due 2030

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) is dated as of August 11, 2020 between SERVICENOW, INC., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of August 11, 2020 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its unsecured indebtedness.

B. Pursuant to Board Resolutions and an Officers’ Certificate, the Company has authorized the issuance of $1,500,000,000 aggregate principal amount of 1.400% Notes due 2030 (the “Notes”).

C. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this First Supplemental Indenture pursuant to Section 8.1 of the Base Indenture to establish the terms of the Notes in accordance with Section 2 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.1 and 2.2 of the Base Indenture.

E. All things necessary to make this First Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(1) The Notes shall constitute a series of Notes having the title “1.400% Notes due 2030.”

(2) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $1,500,000,000 (the “Initial Notes”). The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case, the “Additional Notes”) having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes. Any

Additional Notes and the Initial Notes shall each constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires; provided that if such Additional Notes are not fungible with the Initial Notes, for U.S. federal income tax purposes, the applicable Additional Notes will have a separate CUSIP number. The aggregate principal amount of each of the Additional Notes shall be unlimited.

(3) The entire outstanding principal of the Notes shall be payable on September 1, 2030.

(4) The rate at which the Notes shall bear interest shall be 1.400% per year. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from August 11, 2020. The Interest Payment Dates for the Notes shall be March 1 and September 1 of each year, beginning March 1, 2021. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the February 15 and August 15 prior to each Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. All Dollar amounts resulting from the calculation of interest shall be rounded to the nearest cent.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of this First Supplemental Indenture.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The restrictive covenants set forth in Section 1.5 hereof shall be applicable to the Notes.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) fair market value of such Principal Property as determined in good faith by the Board of Directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with U.S. GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the adoption of a plan by the Board of Directors of the Company relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of the Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (4) the Company consolidates with, or merges with or into, any “person” (as defined above), or any “person” (as defined above) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as defined above) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as defined above) or any direct or indirect parent company of any surviving “person” (as defined above) immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (b) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, subject to the applicable procedures of the Depository.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the period from the redemption date to June 1, 2030 (three months prior to Maturity) (the “remaining term”) of the applicable Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such Optional Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such Optional Redemption Date, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its consolidated Subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities (excluding deferred revenues), as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP contained in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Company) pursuant to the Exchange Act by the Company prior to the time as of which Consolidated Net Tangible Assets is being determined, or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by the Company; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in the United States of America (a “primary treasury dealer”), the Company will substitute another primary treasury dealer.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of properties of the Company or any direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this First Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this First Supplemental Indenture.

“Permitted Liens” has the meaning set forth in Section 1.5(a) hereto.

“Principal Property” means the land, improvements, buildings and fixtures owned by the Company or any of its wholly-owned domestic Subsidiaries that constitutes the Company’s (i) principal offices in Santa Clara, California, and (ii) any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except (in the case of (ii)) (a) such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be of material importance to the Company’s and its Subsidiaries’ business, taken as a whole or (b) has a net book value that, on the date of determination as to whether a property is a Principal Property is being made, is less than 0.75% of Consolidated Net Tangible Assets.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a Substitute Rating Agency.

“Rating Categories” mean (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Ratings Event” means the rating on the Notes is lowered by each of the rating agencies, and such Notes are rated below Investment Grade by each of the Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade, provided that no such extension will occur if on such 60th day the Notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency). If either Rating Agency is not providing a rating of the Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, and each of its respective successors and any other primary treasury dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such redemption (assuming that such Notes matured on June 1, 2030 (three months prior to Maturity); provided, however, that, if such Optional Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property other than (1) any Subsidiary primarily engaged in financing receivables or in the finance business, or (2) any of the Company’s less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Principal Property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person, excluding (1) leases for a term, including renewals at the option of the lessee, of not more than three years, and (2) leases between the Company and a Subsidiary or between Subsidiaries of the Company.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Global Ratings, a division of The McGraw-Hill Companies, Inc.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Optional Redemption Date) of the applicable Comparable Treasury Issue. In determining this rate, the Company will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Optional Redemption Date.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3 Optional Redemption.

(a) The provisions of Article 3 of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) The Notes shall be redeemable in whole at any time or in part from time to time, at the Company’s option. Upon redemption of the Notes prior to June 1, 2030, the Company shall pay an Optional Redemption Price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points, plus, in addition to such Optional Redemption Price accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Upon redemption of the Notes on or after June 1, 2030, the Company shall pay an Optional Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Notwithstanding the foregoing, if the Redemption Date is after a regular interest payment record date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, as specified by the Company in the notice to the Trustee pursuant to the Notes and the Indenture.

(c) On and after the Optional Redemption Date for the Notes, interest shall cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued interest, if any. On or prior to the Optional Redemption Date (but not later than 11:00 a.m. New York City Time on such date), the Company shall deposit with the Paying Agent money sufficient to pay the Optional Redemption Price of and accrued interest, if any, on all Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.3 of the Base Indenture.

(d) If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased, in the case of Global Securities, by lot based on the applicable procedures of the Depository or, in the case of certificated Notes, on a pro rata basis, by lot or such other selection as the Trustee deems fair and appropriate. No Notes of less than $2,000 may be redeemed or repurchased in part. Notes in denominations larger than $2,000 may be redeemed or purchased in part, but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a holder are to be redeemed or purchased.

(e) Notice of any redemption shall be delivered by the Trustee on behalf of the Company and at the Company’s expense at least 15 days but not more than 60 days before the Optional Redemption Date to each Holder of the Notes to be redeemed; provided, however, that the Company shall have delivered to the Trustee at least five (5) Business Days prior to the date of the delivery of such notice (unless a shorter period shall be satisfactory to the Trustee) an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in

Section 3.3 of the Base Indenture. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.4 Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its right to redeem the Notes in full, as set forth in Section 1.3 of this First Supplemental Indenture or the Company shall have defeased the Notes or have satisfied and discharged the Notes, as set forth in Article 9 of the Base Indenture, each Holder of the Notes shall have the right (a “Change of Control Right”) to require the Company to repurchase all or any part of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (a “Change of Control Notice”) to each Holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and the Company’s obligation to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). The Change of Control Notice shall, if delivered prior to the date of the consummation of the Change of Control, state that the Company’s obligation to repurchase the Notes is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. Holders of the Notes electing to have a Note repurchased pursuant to this Section 1.4 will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or Holders of Global Securities must transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures as in effect from time to time of the Depository, prior to the close of business on the Business Day prior to the Change of Control Payment Date.

Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Notice;

(ii) no later than 10:00 a.m., New York City time, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(c) The Company will not be obligated to repurchase the Notes pursuant to this Section 1.4 if a third party agrees to repurchase the Notes in the manner, at the times required and otherwise in compliance with the requirements for the Company under this Indenture, and such third party repurchases all Notes properly tendered and not withdrawn by the Holders.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

Section 1.5 Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a) Limitation on Liens.

The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any indebtedness secured by a Lien on any Principal Property of the Company or any of its Restricted Subsidiaries or upon shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, or shares of stock or indebtedness of any Restricted Subsidiary, are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time the Company or such Restricted Subsidiary also secures all payments due under the Notes having the benefit of this Section 1.5 (together with, if the Company shall so determine, any other indebtedness or guarantees of the Company or any Subsidiary of the Company ranking equally with the Notes or such guarantee), on an equal and ratable basis with, or at the option of the Company, prior to, such other indebtedness so secured for so long as such other indebtedness shall be so secured.

The foregoing prohibition shall not apply to any of the following Liens (“Permitted Liens”):

(1) Liens on property, shares of stock or indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or a Subsidiary of any Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any Subsidiary of the Company of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) any Lien securing indebtedness of the Company or a Subsidiary of the Company owing to the Company or to any of its Subsidiaries;

(4) Liens existing on the date when the Company first issues Notes pursuant to this Indenture (other than any Additional Notes);

(5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens created to secure the Notes;

(8) Liens imposed by law, such as materialmen’s, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens or other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in the Company’s opinion, materially detract from the value of such properties;

(13) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; or

(14) any extension, renewal or replacement of any Lien referred to in clauses (1) through (13) above, inclusive, so long as (i) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except to the extent of any fees or other costs associated with any such extension, renewal or replacement) and (ii) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property).

Notwithstanding the restrictions set forth in the second paragraph of Section 1.5(a) of this First Supplemental Indenture, the Company and its Restricted Subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14) above), together with all Attributable Debt outstanding pursuant to second paragraph of Section 1.5(b) of this First Supplemental Indenture, does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the date of the creation or incurrence of the Lien. The Company and its Restricted Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(b) Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the date of the initial issuance of the Notes (other than any Additional Notes);

(2) such transaction was for the sale and leasing back to the Company or any of its wholly owned Subsidiaries of any Principal Property by one of its Restricted Subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(4) the Company would be entitled to incur indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to the second paragraph of Section 1.5(a) of this First Supplemental Indenture; or

(5) The Company or any Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness that is pari passu with the Notes (including the Notes) within 365 days before or after the effective date of any such Sale and Leaseback Transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, the Company may deliver Notes to the trustee for cancellation, such Notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in Section 1.5(b) of this First Supplemental Indenture, the Company and its Restricted Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to the restrictions in the first paragraph of Section 1.5(b) of this First Supplemental Indenture, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of Section 1.5(a) of this First Supplemental Indenture, does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the closing date of the Sale and Leaseback Transaction.

Section 1.6 Events of Default.

This Section 1.6 shall replace Section 6.1 of the Base Indenture with respect to the Notes only.

With respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(a) default in the payment of any interest on any Note when it becomes due and payable, and the continuance of such default for a period of 30 days or more (unless the entire amount of such payment is deposited by the Company with the Trustee or a Paying Agent prior to the expiration of such 30 day period);

(b) default in the payment of the principal of or any premium, if any, on any Note when due at its Stated Maturity, upon optional redemption pursuant to Section 1.3 of this First Supplemental Indenture or otherwise;

(c) failure by the Company to repurchase the Notes tendered for repurchase following a Change of Control Repurchase Event in accordance with Section 1.4 of this First Supplemental Indenture;

(d) defaults in the observance or performance of any covenant by the Company in the Indenture (other than those referred to in (a), (b) or (c) above), which default continues uncured for a period of 60 days after the Company receives written notice from the Trustee or the Company and the Trustee receive written notice from the Holders of not less than 25% in aggregate principal amount of the Notes outstanding;

(e) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case;,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property;,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(f) the entry by a court having competent jurisdiction of an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Significant Subsidiary in an involuntary case,

(2) appoints a Custodian of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary, or

(3) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 consecutive days;

(g) (1) the failure by the Company to make any payment at Maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $50,000,000 and continuance of this failure to pay or (2) a default on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $50,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (1) or (2) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes (including any Additional Notes); provided, however, that if any failure, default or acceleration referred to in clause (1) or (2) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured.

Section 1.7 Remedies If an Event of Default Occurs.

This Section 1.7 shall amend Section 6.2 of the Base Indenture with respect to the Notes only.

If an Event of Default with respect to the Notes at the time outstanding (other than an Event of Default arising under Section 1.6(e) or (f)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare that the entire principal amount of all the Notes then outstanding is immediately due and payable, in which case such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee may rescind and annul such acceleration and its consequences if (i) the Company has paid or caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon the Notes and the principal of and premium, if any, on the Notes that has become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent the payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Notes to the date of such payment or deposit), and (ii) any and all existing Events of Default, other than the nonpayment of accelerated principal on the Notes that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto. In case an Event of Default specified in Section 1.6(e) or (f) with respect to the Company occurs, such principal amount with respect to the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder of the Notes.

Section 1.8 Modifications.

This Section 1.8 shall amend Sections 8.1 and 8.2(a) of the Base Indenture with respect to the Notes only.

(a) The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency herein or in the Notes;

(2) to make such other provisions in regard to matters or questions arising under the Indenture or under any supplemental indenture as our Board of Directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the Holders of the Notes;

(3) to comply with covenants in the Indenture regarding mergers and sales of assets;

(4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(5) to add to the covenants of the Company or add any additional Events of Default for the benefit of the Notes, or secure the Notes;

(6) to provide for the issuance of, and establish the form and terms and conditions of, the Notes as permitted by this Indenture

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

(b) In addition, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected by such amendment or supplement, the Company and the Trustee from time to time and at any time may amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such amendment or supplement, without the consent of the Holder of each Note affected thereby, shall:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Notes;

(2) reduce the principal amount of or the rate of interest thereon or any premium payable upon the redemption of any Notes;

(3) reduce the amount of the principal of any Note which would be due and payable at Maturity or upon a declaration of acceleration, a redemption or a change of control or following an Event of Default;

(4) change the place or currency of payment for the Notes;

(5) waive a redemption payment with respect to any Note, or change any of the provisions with respect to the redemption of any Notes;

(6) impair the Holder’s right to sue for the enforcement of any payment on or with respect to the Notes;

(7) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required to amend or supplement this Indenture or the Notes;

(8) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(9) modify any of the provisions of this Section 1.8 or other provision of the Indenture dealing with modifications and waiver of the Indenture, except to increase any such percentage required for any modification or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Amendment to Section 9.4.

For purposes of this First Supplemental Indenture, references in Sections 9.4(6) and 9.4(7) of the Base Indenture to “Holders” of outstanding Securities shall be deemed to refer to beneficial owners of such outstanding Securities.

Section 2.3 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.4 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.5 Governing Law.

This First Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.6 Separability.

In case any provision in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.8 Conflicts with Base Indenture.

In the event that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the First Supplemental Indenture will control.

Section 2.9 No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

SERVICENOW, INC.

By:	/s/ Gina Mastantuono
	Name:	Gina Mastantuono
	Title:	Chief Financial Officer

[Signature Page to the First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Signature Page to the First Supplemental Indenture]

EXHIBIT A

FORM OF 1.400% NOTES DUE 2030

[Insert the Global Security legend, if applicable]

SERVICENOW, INC.

1.400% NOTES DUE 2030

No. [ ]	$[ ]

CUSIP No. [    ]

ServiceNow, Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars on September 1, 2030.

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.

SERVICENOW, INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 1.400% Notes due 2030 issued by ServiceNow, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [    ]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

(Reverse of Note)

SERVICENOW, INC.

1.400% Notes due 2030

This security is one of a duly authorized series of debt securities of ServiceNow, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of August 11, 2020 (the “Base Indenture”), duly executed and delivered by and among the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 11, 2020 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 1.400%. The Company will pay interest semi-annually on March 1 and September 1 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be March 1, 2021. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation shall be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the Persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Notice, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. If any of the Notes are no longer represented by a Global Security, payment of interest on certificated notes in definitive form may, at the option of Company, be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the register for the Securities maintained by the Registrar, or (ii) upon request of any Holder of at least $2,000,000 principal amount of Securities, wire transfer to an account located in the United States maintained by the payee.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee, will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “1.400% Notes due 2030”, initially limited to $1,500,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: ServiceNow, Inc., 2225 Lawson Lane Santa Clara, California 95054, Attention: General Counsel.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of the First Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event, the Company shall deliver a notice to each Holder, in accordance with Section 1.4 of the First Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Right.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) register transfers of any Securities, or to exchange Securities of any Series, for a period of 15 days before the record date for selection for redemption of such Securities; nor (ii) exchange or register transfers of any Securities called or being called for redemption in whole or in part, except the unredeemed portion of such Security being redeemed in part.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Subject to all applicable escheatment laws, any funds or U.S. Government Obligations or Foreign Government Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust, and all liability of the Trustee shall thereupon cease. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture or the Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities of a series issued pursuant to the First Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such Holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Securities of a series issued pursuant to the First Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

12. Trustee, Registrar and Agents May Hold Securities. Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities, and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

13. No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint [___________] as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________________________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4 of the First Supplemental Indenture, check the box:

☐ 1.4 Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.4 of the First Supplemental Indenture, state the amount:

$________________________________________________________________________________________________________

Date: __________________________________	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)